UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2011 (April 8, 2011)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2011 (the “Effective Date”), Kierland Crossing, LLC (“Kierland”) and Glimcher Properties Limited Partnership (“GPLP”), each an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Third Amendment to Construction, Acquisition and Interim Loan Agreement and to Guaranties, dated as of the Effective Date (the “Amendment”), with KeyBank National Association (“KeyBank”), as administrative agent, Eurohypo AG, New York Branch (“Eurohypo”), as  syndication agent, The Huntington National Bank, as documentation agent (“Huntington”), U.S. Bank National Association (“U.S. Bank”) PNC Bank, National Association (“PNC”), and Raymond James Bank.

The Amendment modifies Kierland’s Construction, Acquisition and Interim Loan Agreement, dated as of November 30, 2007 ( as amended, the “Agreement”) to decrease the total borrowing availability, modify the conditions under which Kierland may execute the first option under the Agreement to extend the loan’s maturity date, and modify the terms of the guarantee provided by GPLP.  With respect to the loan’s total borrowing availability, the Amendment decreases the total borrowing availability from $220 million to $165 million on the Effective Date and limits the current borrowing availability to $143.6 million.  The Amendment provides Kierland the opportunity to increase the loan’s borrowing availability up to $150 million subject to Scottsdale Quarter, a lifestyle center located in Scottsdale, AZ (“Scottsdale”), achieving certain appraised value and debt service coverage thresholds. Scottsdale is owned by Kierland and serves as collateral for the loan.  Kierland may further increase the loan’s borrowing availability from $150 million to $165 million upon achieving additional appraised value and debt service coverage thresholds.  No increases to the loan’s borrowing availability can occur after May 29, 2012.  On the Effective Date and in connection with executing the Amendment, Kierland provided Keybank with notice of its intent to exercise its option to extend the loan’s maturity date from May 29, 2011 to May 29, 2012.   The loan extension is subject to the following conditions (i) no event of default shall have occurred, (ii) substantial completion of Scottsdale shall have occurred, (iii) an interest rate swap agreement, with a notional amount of $125 million, shall be in place for the extension period and (iv) the payment of an extension fee in the amount of 10 basis points.  Substantial completion has occurred and Kierland expects the other conditions to be satisfied.

With respect to the modifications to GPLP’s payment guarantee under the Agreement, the Amendment limits GPLP’s obligation to 50% of the loan’s borrowing availability plus the amount of the repayment, if any, required for Kierland to exercise the second option to extend the loan’s maturity date.  The Amendment also requires GPLP to comply, and covenant as to compliance by certain affiliates of the Registrant, with certain financial covenants in the Second Amended and Restated Credit Agreement, dated as of March 30, 2011 (the “Credit Agreement”) and more fully described in a Current Report on Form 8-K filed by the Registrant on April 1, 2011.   KeyBank, U.S. Bank, Eurohypo, Huntington, and PNC are each a party to the Credit Agreement and have each provided mortgage loans with respect to certain properties owned by affiliates of GPLP and the Registrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: April 11, 2011	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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